EXHIBIT 10.18
CONFIDENTIAL TREATMENT REQUESTED

Execution Copy

LONGRUN2 TECHNOLOGY LICENSE AGREEMENT

     This LongRun2 Technology License Agreement (“Agreement”) is made and entered into as of November 29, 2004h (“Effective Date”), by and between Transmeta Corporation, a Delaware corporation having its principal place of business at 3990 Freedom Circle, Santa Clara, CA 95054, U.S.A. (“Transmeta”) and Fujitsu Limited, a Japanese corporation having its principal place of business at 50 Fuchigami, Akiruno, Tokyo 197-0833, Japan (“Fujitsu”).

RECITALS

     A. Transmeta develops and sells software-based microprocessors and related hardware and software technologies.

     B. Transmeta has developed certain proprietary power management and related technologies, including Transmeta Technology (as defined below).

     C. Fujitsu desires that Transmeta grant Fujitsu a license under Transmeta’s Intellectual Property Rights (as defined below) in and to the Transmeta Technology, and Transmeta is willing to grant Fujitsu such a license, subject to and in accordance with the terms and conditions of this Agreement, for Fujitsu to use the Transmeta Technology with its * * * CMOS technology generations, and any intermediate (i.e., internode) generations thereof.

     D. Fujitsu desires that Transmeta provide Fujitsu with certain technology transfer and technical support services related to the Transmeta Technology and Transmeta is willing to provide Fujitsu with such services, subject to and in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	“Foundry Service” means the service of manufacturing semiconductor wafers on behalf of third parties where the manufacturer provides the third parties with process information (such as design rules) and/or cell libraries, function block or macro (such as, by way of example, but not limitation, a digital or analog block or cell library) to be incorporated into the wafers.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	1	November, 2004

1.2	“Fujitsu Improvements” means any improvements, modifications, enhancements, extensions to, or derivative works based upon the Transmeta Technology, in whole or in part, developed by or for Fujitsu or a Fujitsu Subsidiary.

1.3	“Fujitsu-specific Licensed LongRun2 Products” means any Licensed LongRun2 Products (as defined Section 2.1(a)) that are based on, manufactured utilizing, embody, implement, incorporate or practice the Transmeta Technology described in Section 13 of Exhibit B, but no other portion of the Transmeta Technology.

1.4	“Have Manufactured” means for Fujitsu (or a sublicensed Fujitsu Subsidiary (as defined below)) to contract with a third party or parties to perform manufacturing functions for and on behalf of Fujitsu (or the sublicensed Fujitsu Subsidiary).

1.5	“Intellectual Property Rights” means patent rights (including patent applications and disclosures), mask work rights, copyrights, rights in trade secrets and know-how, and any other intellectual property rights recognized in any country or jurisdiction in the world, exclusive of rights in and to trademarks, trade names, logos, service marks, other designations of source and design patents and design patent applications.

1.6	“LongRun2 Products” means CMOS integrated circuit semiconductor devices that are based on, manufactured utilizing, embody, implement, incorporate or practice the Transmeta Technology, in whole or in part.

1.7	“Subsidiary” means any entity that a party controls. For purpose of this definition, “controls” means having: (i) ownership of more than fifty percent (50%) of the equity securities entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); or (ii) the right to vote for or appoint a majority of the board of directors or other governing body of such entity. Any entity will be deemed to be a “Subsidiary” only so long as such control exists. Subsidiary(ies) of Fujitsu will be referred to as “Fujitsu Subsidiary(ies)” and those of Transmeta will be referred to as “Transmeta Subsidiary(ies)”.

1.8	“Patent” means any patent or patent application, worldwide, owned or controlled by a party at any time during the term of this Agreement, except for design patents and design patent applications.

1.9	“Transmeta Technology” means certain proprietary power management and related technologies, including technologies referenced as “LongRun2”, which are a collection of technical approaches which can be used to improve the characteristics of CMOS chips with respect to total chip power, active power, leakage power, performance, die size, yield and/or production costs and are a superset of, and therefore include, technologies referenced as “LongRun”, all as described in Exhibit A and Exhibit B attached hereto, and including any improvements, modifications, enhancements, extensions thereto or derivative works based thereon, in whole or in part, developed by or for Transmeta or Transmeta Subsidiaries, that Transmeta provides to Fujitsu pursuant to the terms of this Agreement.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	2	November, 2004

1.10	“Transmeta Technology Deliverables” means those items of Transmeta Technology specified in Exhibit B, attached hereto, that Transmeta will deliver to Fujitsu in accordance with the terms of this Agreement.

1.11	“Transmeta Documents” means the documents included in the Transmeta Technology Deliverables specified in Exhibit B, attached hereto, that Transmeta will deliver to Fujitsu in accordance with the terms of this Agreement.

2.	LICENSES, LICENSE ROYALTIES AND NON-ASSERTION RIGHTS

2.1	License Grant. Subject to Fujitsu’s compliance with all of the terms and conditions of this Agreement (including, without limitation, timely payment of all applicable fees, royalties and any other amounts payable hereunder), Transmeta hereby grants to Fujitsu a worldwide, nonexclusive, nontransferable (except as specified in Section 12.1), non-sublicensable (except as specified in Section 2.2) and royalty-bearing license under all of Transmeta’s Intellectual Property Rights in and to Transmeta Technology to:

(a)	use (and have used), reproduce (and have reproduced), modify (and have modified), extend (and have extended), improve (and have improved) and create Fujitsu Improvements (and have created Fujitsu Improvements) based upon the Transmeta Technology for Fujitsu and third party customers of Fujitsu solely for the purpose of designing (and having designed) and developing (and having developed) LongRun2 Products for * * * CMOS semiconductor technology generations (and any intermediate (i.e., internode) generations thereof) (“Licensed LongRun2 Products”), which include, without limitation, Fujitsu-specific Licensed LongRun2 Products;

(b)	manufacture (and Have Manufactured), use (and have used), offer for sale, sell, import or Otherwise Dispose Of (as defined in Exhibit E) Licensed LongRun2 Products; and

(c)	use (and have used), reproduce (and have reproduced), modify (and have modified), translate (and have translated), summarize (and have summarized), and distribute (and have distributed) the Transmeta Documents, provided that Fujitsu will comply with the confidentiality obligations hereunder to the extent Transmeta Confidential Information (as defined below) is included.

It is acknowledged and agreed by the parties that the rights and license granted under this Section expressly include the right and license for Fujitsu to utilize any Transmeta Technology to provide Foundry Services to any third party customers of Fujitsu in order for such third party customers to design (and have designed) and develop (and have developed) Licensed LongRun2 Products for exclusive manufacture by Fujitsu solely for such third party customers, and to use (and have

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	3	November, 2004

used), offer for sale, sell, import or Otherwise Dispose Of (as defined in Exhibit E) such Licensed LongRun2 Products.

2.2	Fujitsu Subsidiaries. Fujitsu has the right to sublicense any (or all) of the license rights granted in Section 2.1 to any Fujitsu Subsidiary. Fujitsu, however, hereby guarantees the compliance by each and every such Fujitsu Subsidiary with the terms and conditions of this Agreement, and Fujitsu and such Fujitsu Subsidiaries shall be jointly and severally liable for any breach thereof by any such Fujitsu Subsidiary.

2.3	License Restrictions.

(a)	Restrictions on Have Manufactured Rights. Fujitsu acknowledges that in connection with any exercise of its “Have Manufactured” rights under Section 2.1 Fujitsu may enter into a written agreement with its contract manufacturer(s) for the manufacture of Licensed LongRun2 Products (a “Contract Manufacturing Agreement”). Each Contract Manufacturing Agreement that Fujitsu enters into shall contain provisions that protect Transmeta’s Intellectual Property Rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information to at least the same extent as the terms and conditions of this Agreement. If, in connection with any exercise of its “Have Manufactured” rights under Section 2.1, any contract manufacturer breaches such provisions with respect to Transmeta’s Intellectual Property Rights or otherwise infringes, misappropriates or violates Transmeta’s Intellectual Property Rights in and to the Transmeta Technology, Transmeta Technology Deliverables or Transmeta Confidential Information, then Fujitsu will take appropriate action therefor and be liable for any and all losses or damages of any kind suffered or incurred by Transmeta arising out of or relating to any such infringement, misappropriation or violation.

(b)	Specific Restrictions. Without limiting any restrictions or other limitations specified in Section 2.3(a) above, Fujitsu further acknowledges that, in no event shall Fujitsu or a sublicensed Fujitsu Subsidiary authorize or permit a Fujitsu contract manufacturer to manufacture, use, offer to sale, sell, import or Otherwise Dispose Of (as defined in Exhibit E) a Licensed LongRun2 Product for or on behalf of any party other than Fujitsu or a sublicensed Fujitsu Subsidiary, as applicable.

(c)	Limited Rights. Fujitsu’s rights in the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information will be limited to those expressly granted in this Agreement. Transmeta reserves all rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta’s Confidential Information not expressly granted to Fujitsu hereunder. For the avoidance of doubt, Fujitsu acknowledges and agrees that it

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	4	November, 2004

may not use (or have used), reproduce (or have reproduced), modify (or have modified), extend (or have extended), improve (or have improved), create Fujitsu Improvements based upon (or have created Fujitsu Improvements based upon) the Transmeta Technology, Transmeta Technology Deliverables, or Transmeta Confidential Information, or manufacture (or Have Manufactured), offer for sale, sell, import or Otherwise Dispose Of (as defined in Exhibit E) the Licensed LongRun2 Product, except as expressly authorized in this Agreement.

2.4	Royalties. For each Licensed LongRun2 Product sold or Otherwise Disposed Of (as defined in Exhibit E) by or for Fujitsu or sublicensed Fujitsu Subsidiaries, Fujitsu will pay Transmeta the non-refundable royalties calculated in accordance with the applicable royalty schedule set forth in Exhibit E. Royalties shall accrue upon the shipment of each Licensed LongRun2 Product. Within * * * after: (i) the end of each calendar quarter during the term of this Agreement in which the royalty accrues and (ii) the termination of this Agreement, Fujitsu shall submit to Transmeta the payment of royalties due as shown in the Royalty Report (as defined below). No royalty shall accrue for any Licensed LongRun2 Products shipped as a replacement for any defective Licensed LongRun2 Products or shipped by Fujitsu and/or sublicensed Fujitsu Subsidiaries for sample shipments without any charge to their customers. Royalties already paid for any Licensed LongRun2 Products shipped but returned will be credited against future royalties to be paid by Fujitsu to Transmeta.

2.5	Provision of Fujitsu Improvements. Fujitsu is under no obligation to provide Transmeta with Fujitsu Improvements; however, if Fujitsu provides Transmeta with any Fujitsu Improvements, such Fujitsu Improvements are (i) subject to Fujitsu’s warranty disclaimer as set forth Section 9.4; (ii) provided “AS IS”, and (iii) may include certain highly valuable trades secrets or other confidential information of Fujitsu and, as such, are subject to the provisions of Section 7 hereof.

2.6	Non-Assertion by Fujitsu of Patent Rights in Fujitsu Improvements. Fujitsu, on behalf of itself and all sublicensed Fujitsu Subsidiaries, hereby covenants not to sue for infringement of or otherwise assert rights in any of its Patents in or to Fujitsu Improvements against:

(a)	Transmeta and Transmeta Subsidiaries on the grounds that they are making, using, selling, offering for sale, importing or Otherwise Disposing Of (as defined in Exhibit E) LongRun2 Products, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Fujitsu Improvement;

(b)	distributors and customers (including but not limited to end-user customers) of Transmeta and Transmeta Subsidiaries on the grounds that such parties are making, using, selling, offering for sale, importing, or Otherwise Disposing Of (as defined in Exhibit E)

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	5	November, 2004

LongRun2 Products, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Fujitsu Improvement; and

(c)	contract semiconductor device manufacturers of Transmeta and Transmeta Subsidiaries on the grounds that such manufacturers are manufacturing LongRun2 Products solely for Transmeta or Transmeta Subsidiaries, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Fujitsu Improvement.

2.7	Non-Assertion of Patent Rights in Fujitsu Improvements. Transmeta, on behalf of itself and all Transmeta Subsidiaries, hereby covenants, not to sue for infringement of or otherwise assert rights in any of its Patents in or to Transmeta Technology against:

(a)	Fujitsu and Fujitsu Subsidiaries on the grounds that they are making, using, selling, offering for sale, importing or Otherwise Disposing Of (as defined in Exhibit E) Licensed LongRun2 Products, which implement, incorporate, embody or are based on a Fujitsu Improvement;

(b)	distributors and customers (including but not limited to end-user customers) of Fujitsu and Fujitsu Subsidiaries on the grounds that such parties are making, using, selling, offering for sale, importing, or Otherwise Disposing Of (as defined in Exhibit E) Licensed LongRun2 Products, but only with respect to those features, techniques or functionalities of a Fujitsu Improvement; and

(c)	contract semiconductor device manufacturers of Fujitsu and Fujitsu Subsidiaries on the grounds that such manufacturers are manufacturing Licensed LongRun2 Products solely for Fujitsu or Fujitsu Subsidiaries, but only with respect to those features, techniques or functionalities of a Fujitsu Improvement.

2.8	Additional Patent Licensing. At Transmeta’s request, at any time during the term of this Agreement, Fujitsu will negotiate with Transmeta in good faith the granting of a license under any Fujitsu Patent related to Transmeta’s LongRun2 Products. The terms of such license, including any applicable royalty, will be on a reasonable and non-discriminatory basis, and if agreed upon, will be documented in a separate agreement.

3. TECHNOLOGY TRANSFER SERVICES AND FEES THEREFOR

3.1	Transmeta Obligations: Subject to Fujitsu’s payment of the technology transfer services fee in accordance with Section 3.5 below, during * * * period following the Effective Date (the “Technology Transfer Services Period”), Transmeta will deliver to Fujitsu: (i) the Transmeta Technology Deliverables as set forth in Exhibit B; and

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	6	November, 2004

(ii) certain technology training as set forth in Exhibit B in accordance with the terms specified therein (“Technology Transfer Training”) as soon as can be mutually agreed. Transmeta will make delivery of the items identified in * * * of Exhibit B within * * * after the execution of this Agreement. Items identified in * * * of Exhibit B will be delivered as soon as * * *. The parties acknowledge that items identified in * * * of Exhibit B have been delivered by Transmeta to Fujitsu in accordance with that certain Mutual Non-Disclosure Agreement * * *. Unless otherwise agreed in writing between the parties, Transmeta will have no obligation to provide additional deliverables or training of any kind after the expiration of the Technology Transfer Services Period.

3.2	Technical Support Services and Maintenance Services. At Fujitsu’s request, and subject to Transmeta’s mutual agreement, and subject to Fujitsu’s payment of the applicable fees in accordance with Section 3.6, during the term of this Agreement, Transmeta will provide or make available to Fujitsu the technical support services, as specified in Exhibit C (“Technical Support Services”), and the maintenance services as specified in Exhibit C (“Maintenance Services”). Notwithstanding the foregoing, Fujitsu may cancel Technical Support Services and Maintenance Services, at any time, upon at least * * * prior written notice.

3.3	Provision of Transmeta Technology “AS IS”. The Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services are provided “AS IS”.

3.4	Acknowledgement of Confidential Information. Fujitsu acknowledges that the Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services contain and will disclose to Fujitsu certain highly valuable trade secrets of Transmeta.

3.5	Technology Transfer Services Fee. In consideration of Transmeta’s delivery of the Transmeta Technology Deliverables and Technology Transfer Training pursuant to Section 3.1 during the Technology Transfer Services Period, Fujitsu will pay Transmeta a one-time technology transfer fee of * * * in accordance with the payment schedule set forth in Exhibit D. The technology transfer fee payable by Fujitsu hereunder is non-refundable and non-recoupable, and is not creditable against the royalties which may become payable by Fujitsu under Section 2.4. This payment is in no way dependent upon Fujitsu successfully manufacturing a Licensed LongRun2 Product or “bringing up” a Licensed LongRun2 Product production process.

3.6	Technical Support Services and Maintenance Services Fee. If agreed between the parties in accordance with Section 3.2, in consideration of Transmeta providing Technical Support Services and Maintenance Services pursuant to Section 3.2, Fujitsu will pay Transmeta a fee in accordance with the payment schedule set forth in Exhibit C. The fees for Technical Support Services and Maintenance Services payable by Fujitsu hereunder are non-refundable and non-recoupable, and are not creditable against the royalties which may become payable by Fujitsu under Section 2.4. If Fujitsu cancels Technical Support Services and Maintenance Services in accordance

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	7	November, 2004

with the provisions of Section 3.2, the fees payable by Fujitsu will be pro-rated based on the period for which Transmeta has performed (and continues to perform) such Technical Support Services or Maintenance Service until such scheduled cancellation date.

4.	PAYMENT, INTEREST AND TAXES

4.1	Payment Method. All payments by Fujitsu shall be made in U.S. dollars by wire transfer to the bank account to be separately designated in writing by Transmeta.

4.2	Interest and Other Payment Terms. Any payments made after the applicable due date will incur interest at the rate of * * *. All amounts specified in this Agreement will be paid in U.S. dollars and will not be subject to setoff against any amounts of claims that Transmeta owes to Fujitsu under this Agreement or under any other agreement.

4.3	Taxes. Fujitsu will pay any and all national, state, prefecture, city, local and other excise, sales, use, value-added and other taxes and duties imposed by any and all applicable laws and regulations in Japan in respect of the payments made under this Agreement or otherwise arising out of this Agreement, other than taxes based upon Transmeta’s net income. If it is required under applicable law, Fujitsu may pay, on Transmeta’s behalf, any withholding taxes that are required to be paid under applicable law. In this event, Fujitsu will furnish Transmeta with written documentation of such payments, including but not limited to receipts, of any and all such taxes paid by Fujitsu.

5.	RECORDS AND AUDIT REQUIREMENTS

5.1	Records. For * * * after the completion of each calendar quarter, Fujitsu will maintain complete and accurate books, records and accounts as are reasonably necessary to verify the royalty payments made by Fujitsu hereunder.

5.2	Reports. Within * * * after (i) the end of each calendar quarter during the term of this Agreement; and (ii) the termination of this Agreement, Fujitsu will furnish to Transmeta a written report specifying the royalties owed for the relevant period (“Royalty Report”). If no royalties are due, that fact will be shown on such Royalty Report. The content, form and format of such Royalty Reports will be as mutually agreed to by the parties, but will include, at a minimum, the quantity and, only for Licensed LongRun2 Products for which the royalty is calculated under royalty schedule (a) of Exhibit E, average sales price, of each royalty-bearing Licensed LongRun2 Product type upon which a royalty fee is due and whether royalty schedule (a) or (b) of Exhibit E was used to determine the royalty payment due.

5.3	Audit. During the term of this Agreement and for a period of * * * thereafter, upon at least * * * prior written notice to Fujitsu, Transmeta will have the right, at its own cost and expense, to authorize a certified public accounting firm as agreed by Fujitsu, with Fujitsu’s prior consent which will not be unreasonably withheld or delayed, to audit Fujitsu’s books, records, and

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	8	November, 2004

accounts, and other relevant information for the purpose of verifying the accuracy of the amount of royalties reported by Fujitsu in Royalty Reports pursuant to Section 5.2, provided that such audit shall be conducted during the normal business hours of Fujitsu and no more frequently than once a year. If the accounting firm concludes that additional amounts were owed during the audited period, Fujitsu will pay such additional amounts plus interest calculated in accordance with Section 4.2, within * * * of the date Transmeta delivers the accounting firm’s written report to Fujitsu. Transmeta will pay the fees and expenses charged by the accounting firm; provided however, if the audit discloses that the royalties payable by Fujitsu for the audited period are more than * * * of the amounts actually paid for such period, then Fujitsu will pay the reasonable fees and expenses charged by the accounting firm.

6.	TERM AND TERMINATION

6.1	Term. This Agreement will begin on the Effective Date and will remain in force unless and until terminated in accordance with Section 6.2.

6.2	Termination. Either party may terminate this Agreement: (i) if the other party breaches any material term or condition of this Agreement that is curable and fails to cure such breach within * * * following receipt of written notice from the non-breaching party; (ii) immediately upon written notice to the other party if such other party breaches any material term or condition of this Agreement that is not curable; or (iii) immediately upon written notice to the other party, upon or after: (a) the filing by such other party of a petition in bankruptcy or insolvency; (b) any adjudication that such other party is bankrupt or insolvent; (c) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of such other party’s business under applicable law relating to bankruptcy or insolvency; (d) the appointment of a receiver for all or substantially all of the property of such other party; (e) the making by such other party of any assignment for the benefit of creditors; (f) the institution of any proceedings for the liquidation or winding up of such other party’s business or for the termination of its corporate charter; (g) such other party becomes insolvent, ceases, or suspends all or substantially all of its business; (h) its direct competitor acquires, through merger, consolidation, acquisition, or otherwise, an interest in excess of fifty percent (50%) of the voting securities or assets of such other party; or (i) if such other party transfers all or substantially al of its business to a direct competitor of the other party.

6.3	Effect of Termination. Upon the termination of this Agreement by either party pursuant to Section 6.2: (i) except as otherwise expressly provided in this Agreement, all licenses and rights granted to Fujitsu hereunder will immediately terminate; (ii) Fujitsu shall promptly return to Transmeta or destroy all of Transmeta’s Confidential Information and all Transmeta Technology Deliverables in its possession or control and provide Transmeta with an officer’s written certification, certifying to the return or destruction of all such Transmeta’s Confidential Information and Transmeta Technology Deliverables, provided that Fujitsu (and sublicensed Fujitsu Subsidiaries) may retain a reasonable number of copies thereof necessary for the

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	9	November, 2004

provision of maintenance services to its then existing customers to which Fujitsu and/or Fujitsu Subsidiaries had already sold or Otherwise Disposed Of (as defined in Exhibit E) the Licensed LongRun2 Products; and (iii) Transmeta shall promptly return to Fujitsu or destroy all of Fujitsu’s Confidential Information that Transmeta may have obtained through the course of this Agreement, and provide Fujitsu with an officer’s written certification, certifying to the return or destruction of all such Confidential Information.

6.4	Survival. Fujitsu’s obligation to pay any accrued unpaid amounts due to Transmeta will survive termination of this Agreement in case of termination for any reason. The rights and obligations of the parties under Sections 1, 2.3, 2.6 (except if Fujitsu terminates this Agreement pursuant to Section 6.2), 2.7 (except if Transmeta terminates this Agreement pursuant to Section 6.2), 3.3, 3.4, 4, 5, 6.3, 6.4, 6.5, 7, 8, 9, 10, 11 and 12 of this Agreement also will survive the termination of this Agreement for any reason. The license rights granted by Transmeta under Sections 2.1 and 2.2 will survive termination of this Agreement by either party pursuant to Section 6.2 with respect to any and all Licensed LongRun2 Products sold and invoiced by Fujitsu or a sublicensed Fujitsu Subsidiary prior to the effective date of termination and, subject to Fujitsu’s payment of the applicable royalties in accordance with the terms of this Agreement, any Licensed LongRun2 Products manufactured by Fujitsu or a sublicensed Fujitsu Subsidiary prior to the effective date of termination.

6.5	Confirmation of Fujitsu’s License Rights. Transmeta expressly acknowledges that it will have no right to terminate this Agreement or any of the license rights granted to Fujitsu hereunder solely as a result of Transmeta undergoing or being subject to any of the events or conditions specified in Section 6.2(iii)(a) through 6.2(iii)(i). In addition, the parties acknowledge that the Transmeta Technology is “intellectual property” as defined in Section 101(56) of the U.S. Bankruptcy Code (the “Code”), that this Agreement is governed by Section 365(n) of the Code, and that Fujitsu will have the right to exercise all rights provided by Section 365(n) of the Code with respect to the Transmeta Technology. Without limiting the foregoing, the parties agree that in the event that any bankruptcy proceeding is filed by or against Transmeta, and the bankruptcy trustee or debtor-in-possession rejects this Agreement, Fujitsu will have the right to exercise all rights provided by Section 365(n) of the Code, including the right to retain its license rights to the Transmeta Technology under this Agreement and any agreement ancillary to this Agreement, subject to Fujitsu’s ongoing payment of any royalties payable hereunder.

7.	CONFIDENTIALITY

7.1	Confidential Information. “Confidential Information” means any business or technical information that a party hereto desires to protect against unauthorized use or disclosure that: (i) is disclosed in writing and is identified and/or marked by the disclosing party as Confidential Information at the time of disclosure; or (ii) is disclosed in any other manner and, under the circumstances of disclosure or due to the nature of the information, a person exercising reasonable business judgment would

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	10	November, 2004

understand to be confidential or proprietary. Without limiting the generality of the foregoing, Confidential Information may include, but is not limited to, any information relating to business processes, operations, product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and the terms and conditions of this Agreement. In addition, for the purpose of this Agreement: (i) the Transmeta Technology and Transmeta Technology Deliverables and information disclosed by Transmeta in connection with providing Technology Transfer Training pursuant to Section 3.1 and Technical Support Services and Maintenance Services pursuant to Section 3.2 shall be deemed Transmeta’s Confidential Information unless and until such information falls into any of the exceptions as provided in Section 7.3 below; and (ii) any Fujitsu Improvements that Fujitsu provides to Transmeta pursuant to section 2.5 shall be deemed Fujitsu Confidential Information unless and until such information falls into any of the exceptions as provided in section 7.3 below.

7.2	Use and Disclosure Restrictions. For period of * * * following the date of each disclosure thereof, neither party will use the other party’s Confidential Information except for the purposes of exercising its rights and fulfilling its obligations hereunder, and will not disclose such Confidential Information to any third party except to its employees and consultants as is reasonably required in connection with the exercise of its rights and the fulfillment of its obligations under this Agreement (and, in case of any consultants, only subject to binding use and disclosure restrictions at least as protective as those set forth herein to be executed in writing by such consultants). In addition, Fujitsu may disclose Transmeta’s Confidential Information to any (i) Fujitsu Subsidiary to which Fujitsu grants a sublicense pursuant to Section 2.2 hereof, (ii) to any third-party manufacturer of Fujitsu or such a sublicensed Fujitsu Subsidiary for the purpose of exercising its rights under Section 2.1(b); and (iii) to any third party customer of Fujitsu or such a sublicensed Fujitsu Subsidiary for the purpose of exercising its rights under Section 2.1; provided, that prior to any such disclosure, each such third party customer must execute a written non-disclosure agreement with Fujitsu that contains use and disclosure restrictions at least as protective as those set forth herein. Each party will use all reasonable efforts to protect and to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control by using the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than reasonable efforts. The foregoing obligations will not restrict either party from disclosing the terms of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party, to the extent reasonably practicable, so that the other party may contest such an order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; and (iv) subject to execution of reasonable and customary written confidentiality agreements consistent with the restrictions set forth herein, to present or future providers of capital and/or potential investors in or acquirers of such party or its assets associated with the subject matter of this Agreement.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	11	November, 2004

7.3	Exclusions. The obligations set forth in Section 7.2 will not apply to any information that: (i) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (ii) the receiving party can document was rightfully known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) the receiving party can document was independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) the receiving party rightfully obtains from a third party without restriction on use or disclosure.

8.	OWNERSHIP

8.1	Transmeta Ownership. Fujitsu acknowledges and agrees that, as between Transmeta and Fujitsu, Transmeta owns all right, title, and interest in and to the Transmeta Technology Deliverables, Transmeta Technology and Transmeta’s Confidential Information, including all Intellectual Property Rights therein.

8.2	Fujitsu Ownership. Transmeta acknowledges and agrees that, as between Fujitsu and Transmeta, Fujitsu owns all right, title, and interest in and to the Fujitsu Improvements and Fujitsu’s Confidential Information, including all Intellectual Property Rights therein.

8.3	Proprietary Notices. Each party will not delete or in any manner alter the patent, copyright, trademark, and other proprietary rights notices of the other party (and its suppliers, if any) appearing on the documents (including but not limited to the Transmeta Technology and/or Transmeta Technology Deliverables, Fujitsu Improvements), as provided or otherwise made available by the other party hereunder. Each party shall reproduce such notices on all copies it makes of the documents, as permitted hereunder.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Warranty of Authority. Each party represents and warrants to the other party that it has the necessary corporate power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights herein granted.

9.2	Transmeta Warranty. Transmeta represents and warrants to Fujitsu that (i) to Transmeta’s best knowledge, neither the Transmeta Technology nor the Transmeta Deliverables directly infringes or misappropriates Intellectual Property Rights of any third party, (ii) there is no contract or agreement with any third party which prohibits, restricts or otherwise limits Transmeta from entering into this Agreement or granting the right herein granted to Fujitsu. Fujitsu’s sole and exclusive remedy and Transmeta’s sole and exclusive liability for any breach of the warranty set forth in this Section 9.2 will be as set forth in Section 10.

9.3	Warranty Disclaimer of Transmeta. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1 AND 9.2, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRANSMETA SPECIFICALLY AND EXPRESSLY

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	12	November, 2004

DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS WITH RESPECT TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF TRANSMETA HAS BEEN MADE AWARE OF ANY PARTICULAR FUJITSU REQUIREMENTS.

9.4	Warranty Disclaimer of Fujitsu. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FUJITSU SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS REGARDING FUJITSU IMPROVEMENTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF FUJITSU HAS BEEN MADE AWARE OF ANY PARTICULAR TRANSMETA’S REQUIREMENTS.

10.	INFRINGEMENT INDEMNITY

10.1	Transmeta Obligations. Subject to Sections 10.2, 10.3, and 10.5, Transmeta will, at its expense: (i) defend any third-party action or proceeding brought against Fujitsu (or a Fujitsu Subsidiary) to the extent that it is based upon a claim that the Transmeta Technology and/or Transmeta Technology Deliverables, as provided by Transmeta to Fujitsu under this Agreement, infringes or misappropriates any Intellectual Property Rights of any third party; and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Fujitsu and/or Fujitsu Subsidiaries in relation to this claim or that are payable in a settlement approved in advance and in writing, by Transmeta, provided, however, that Transmeta shall not enter into any settlement that adversely affects Fujitsu’s rights, or imposes any obligations upon Fujitsu, without Fujitsu’s prior written consent.

10.2	Fujitsu Obligations. Subject to Sections 10.1 and 10.3, Fujitsu will, at its expense: (i) defend any third-party action or proceeding brought against Transmeta to the extent that it is based on a claim arising out of or resulting from Fujitsu’s or any Fujitsu Subsidiary’s manufacturing, use, offer for sale, sale, licensing, duplication, distribution, marketing, export and/or import of any Licensed LongRun2 Product, except to the extent based upon a claim covered by Section 10.1; and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Transmeta in relation to this claim or that are payable in settlement approved in advance and in writing, by Fujitsu, provided, however, that Fujitsu shall not enter into any settlement that adversely affects Transmeta’s rights, or imposes any obligations upon Transmeta, without Transmeta’s prior written consent.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	13	November, 2004

10.3	Conditions to Defense Obligations. For the purposes hereof, the “Defending Party” means the party requested to defend the other party under Section 10.1 or 10.2, as the case may be, and the “Defended Party” means the party making such a request. The Defending Party will have no obligations to the Defended Party under this Section 10 unless the Defended Party: (i) provides the Defending Party with prompt written notice of the claim; (ii) provides the Defending Party with all reasonable information and assistance, at the Defending Party’s expense, to defend or settle the claim; and (iii) (subject to the provisos as set forth in Sections 10.1 (ii) and 10.2 (ii)), grants the Defending Party authority and sole control of the defense and settlement of the claim. The Defended Party reserves the right to retain counsel, at the Defended Party’s expense, to participate in the defense and settlement of any such claim.

10.4	Injunctions. If Fujitsu’s use of the Transmeta Technology and/or Transmeta Technology Deliverables is, or in Transmeta’s opinion is likely to be, enjoined due to the type of claim specified in Section 10.1 above, then Transmeta will, at its sole option and expense: (i) procure for Fujitsu the right to continue using the Transmeta Technology and/or Transmeta Technology Deliverables under the terms of this Agreement; and/or (ii) replace or modify the Transmeta Technology and/or Transmeta Technology Deliverables to make it non-infringing but substantially equivalent in function; or (iii) if options (i) and (ii) above cannot be accomplished despite Transmeta’s best efforts, then Transmeta and Fujitsu will work together to determine an alternative solution.

10.5	Exclusions. Notwithstanding the terms of Section 10.1, Transmeta will have no liability for any infringement or misappropriation claim of any kind to the extent it results from: (i) modifications to the Transmeta Technology or Transmeta Technology Deliverables not made by Transmeta or a party authorized in writing by Transmeta, if a claim would not have occurred but for such modifications; (ii) the combination, operation or use of the Transmeta Technology or Transmeta Technology Deliverables with any data, software, products or devices not provided by Transmeta or in connection with processes not provided by Transmeta, if a claim would not have occurred but for such combination, operation or use; (iii) Fujitsu’s failure to use updated or modified versions of the Transmeta Technology or Transmeta Technology Deliverables provided by Transmeta to avoid a claim; or (iv) use of the Transmeta Technology or Transmeta Technology Deliverables by or on behalf of Fujitsu or any Fujitsu Subsidiary other than in accordance with this Agreement.

10.6	Sole Remedy of Fujitsu. AS BETWEEN TRANSMETA AND FUJITSU, THE PROVISIONS OF THIS SECTION 10 SET FORTH TRANSMETA’S SOLE AND EXCLUSIVE OBLIGATIONS, AND FUJITSU’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OR MISAPPROPRIATION CLAIMS OF ANY KIND RELATED TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, LONGRUN2 PRODUCTS, AND ANY TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	14	November, 2004

AND MAINTENANCE SERVICES PROVIDED BY OR FOR TRANSMETA UNDER THIS AGREEMENT.

10.7	Sole Remedy of Transmeta. AS BETWEEN TRANSMETA AND FUJITSU, THE PROVISIONS OF THIS SECTION 10 SET FORTH FUJITSU’S SOLE AND EXCLUSIVE OBLIGATIONS, AND TRANSMETA’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OR MISAPPROPRIATION CLAIMS OF ANY KIND RELATED TO LICENSED LONGRUN2 PRODUCTS.

11.	LIMITATION OF LIABILITY

11.1	Exclusion of Damages. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS, PROFITS, OR GOODWILL) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE USE OF THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES OR FROM TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES OR MAINTENANCE SERVICES PERFORMED BY TRANSMETA UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The foregoing limitation will not apply to or restrict in any manner: (a) either party’s liability arising from a breach of Section 7; (b) either party’s liability arising out of any infringement, misappropriation or violation of the other party’s Intellectual Property Rights; or (c) Fujitsu’s liability arising from a breach of Section 2.3.

11.2	Total Liability. EACH PARTY’S TOTAL LIABILITY TO THE OTHER PARTY IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, WILL BE LIMITED TO AND WILL NOT EXCEED * * *. The foregoing limitation will not apply to or restrict in any manner: (a) either party’s liability arising from any willful or intentional breach of Sections 7 or 9.2(ii); (b) either party’s liability arising out of any willful or intentional infringement, misappropriation or violation of the other party’s Intellectual Property Rights; or (c) Fujitsu’s liability arising from any willful or intentional breach of Section 2.3.

11.3	Acknowledgment. Each party acknowledges that the other party has entered into this Agreement in reliance on the above limitations of liability, and that the same constitute a basis of the bargain between the parties. The parties have agreed that the limitations specified above will survive any expiration or termination of this

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	15	November, 2004

Agreement and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

12.	GENERAL PROVISIONS

12.1	Assignment. Neither party may assign or transfer this Agreement and/or any rights and/or obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the other party’s express prior written consent, which consent will not be unreasonably delayed or withheld; provided that any such assignee or transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Any attempt to assign or transfer this Agreement, without such consent, will be null and void and without effect. Notwithstanding the foregoing, either party may assign or transfer this Agreement, without the other party’s consent, to a third party that succeeds to all or substantially all of its assets or related business (whether by sale, merger, operation of law or otherwise), and Transmeta may so assign this Agreement to an assignee or transferee of, or successor in interest to, Transmeta’s rights to license the Intellectual Property Rights in and to the Transmeta Technology (any such third-party assignee, transferee or successor in interest is referred to as a “Transmeta Acquirer”); provided that any such Transmeta Acquirer agrees in writing to be bound by the terms and conditions of this Agreement. Without limiting the generality of the foregoing, Transmeta expressly acknowledges, agrees and confirms that, the license rights granted to Fujitsu under Section 2.1 will remain in full force and effect, subject to the terms and conditions of this Agreement, notwithstanding any assignment or transfer by Transmeta of this Agreement or any of Transmeta’s assets or Transmeta’s right to license the Intellectual Property Rights in and to the Transmeta Technology to a Transmeta Acquirer. Transmeta shall notify Fujitsu in writing of the name of the Transmeta Acquirer as soon as it is reasonably possible for Transmeta to do so. Subject to the foregoing, the rights and obligations of the parties will be binding upon and inure to the benefit of the parties’ permitted successors and lawful transferees and assigns. Fujitsu agrees, represents and warrants on behalf of itself and all sublicensed Fujitsu Subsidiaries that it will not transfer or assign any Patents in or to Fujitsu Improvements, except under terms and conditions that bind the transferee or assignee to the terms of Section 2.6.

12.2	Independent Contractors. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

12.3	Equitable Relief. Each party acknowledges and agrees that any breach of this Agreement with respect to the other party’s Intellectual Property Rights or Confidential Information may cause such other party to incur irreparable harm and significant injury that would be difficult to ascertain and would not be compensable by damages alone. Accordingly, each party acknowledges and agrees that, in addition to any and all remedies that the non-breaching party may have at law or otherwise

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	16	November, 2004

with respect to such a breach, the non-breaching party will have the right to obtain specific performance, injunction or other appropriate equitable relief.

12.4	Notice. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery services, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

Transmeta:	Fujitsu:
David R. Ditzel	Katsuhisa Kubota
* * *	* * *

With a copy to:	With a copy to:
John O’Hara Horsley
* * *

12.5	Compliance with Law; Export Controls. Each party will comply with all laws and regulations applicable to such party’s performance of this Agreement. Without limiting the generality of the foregoing, each party will comply fully with all relevant export laws and regulations of the United States and Japan and all other countries having competent jurisdiction (“Export Laws”) to ensure that neither the Transmeta Technology, Transmeta Technology Deliverables nor any direct product thereof or technical data related thereto is: (i) exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation.

12.6	Waiver. No failure by either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights, and no waiver of a breach in a particular situation will be held to be a waiver of any other or subsequent breach.

12.7	Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent possible, and the other provisions of this Agreement will remain in force.

12.8	Non-Exclusive Remedy. Except as otherwise set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

12.9	Force Majeure. Neither party will be liable to the other party for any delay or failure in its performance of this Agreement to the extent that such delay or failure is due to causes beyond it’s reasonable control, including, but not limited to, acts of God, fires, earthquake, explosions, labor disputes, war, terrorism, riots, inability to obtain energy

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	17	November, 2004

or supplies, provided, that the non-performing party promptly furnishes notice to the other party and resumes performance as soon as practicable.

12.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties expressly disclaim the application of the U.N. Convention on Contracts for the International Sale of Goods.

12.11	Entire Agreement. This Agreement, including its exhibits, constitutes the complete and exclusive understanding and agreement between the parties relating to the subject matter hereof and supersedes all contemporaneous and prior understandings, agreements and communications (both written and oral) relating to its subject matter. No modifications, alterations or amendments will be effective unless in writing signed by duly authorized representatives of both parties.

12.12	Publicity. Except as required by applicable law, neither party will individually make or issue any press release or public statement related to this Agreement or any of the rights or obligations undertaken by either party hereunder unless agreed otherwise in writing by both parties prior to the issuance of any such press release or public statement, provided that if a party is required by applicable law to make or issue any press release or statement, such party shall immediately notify the other party and both parties shall discuss in good faith the contents and timing thereof.

12.13	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.14	Negotiations. The parties will attempt to resolve all disputes, claims, or controversies arising under or related to this Agreement or its subject matter or any right or obligation created by this Agreement (“Dispute”) through good faith negotiations conducted by the representatives of the parties. The party asserting the Dispute will give prompt notice to the other party describing the Dispute in reasonable detail (“Dispute Notice”).

12.15	Arbitration. If the parties are unable to resolve a Dispute through good faith negotiations conducted in accordance with the provisions of Section 12.14 above, then, the Dispute will be resolved by binding arbitration conducted (i) in Santa Clara County, California by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect if Transmeta is the defendant, and (ii) in Tokyo, Japan by the Japan Commercial Arbitration Association in accordance with its Commercial Arbitration Rules then in effect if Fujitsu is the defendant. The arbitration will be conducted in the English language. The number of arbitrators shall be three (3) and they shall be appointed in accordance with the applicable rules. The award rendered by the arbitrators will be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. All costs incurred in conducting the arbitration (other than fees of counsel) will be shared equally by the parties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	18	November, 2004

12.16	Reservation of Rights. Notwithstanding the foregoing provision of Section 12.15, each party reserves the right to seek injunctive or other equitable relief in a court of competent jurisdiction with respect to any Dispute related to the actual or threatened infringement, misappropriation or violation of a party’s Intellectual Property Rights or breach of Section 2 hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

TRANSMETA CORPORATION:		FUJITSU LIMITED:
By:	/s/	By:	/s/

Name:	Matthew R. Perry	Name:	Toshihiko Ono

Title:	President and CEO	Title:	Corporate Executive Vice President President, Electronic Devices Business Group

Date:	November 29, 2004	Date:	November 24, 2004

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	19	November, 2004

EXHIBIT A

Transmeta Technology

Transmeta’s LongRun and LongRun2 technologies are a collection of technical approaches that can be used to improve the characteristics of CMOS chips with respect to total chip power, active power, leakage power, performance, die size, yield and production costs.

Certain portions of the LongRun technology were first incorporated in Transmeta’s Crusoe processor, introduced in January 2000, and relate primarily to mechanisms designed to provide the ability to dynamically change the voltage and MHz of a chip. * * * *

[* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	20	November, 2004

EXHIBIT B

Transmeta Technology Deliverables

The following documents and intellectual property will be delivered substantially in the form described below, although the exact titles and contents may change. The specific titles and bulleted descriptions are meant to be indicative of the content of each document.

1. Transmeta LongRun Power Management Overview

     [* * *]

2. Transmeta LongRun Code Morphing Software Examples

•	Examples and documentation of * * *

3. Transmeta LongRun Product Engineering Documentation

     [* * *]

4. Transmeta LongRun Circuit Design Guide

     [* * *]

5. Transmeta LongRun2 Power Management Overview

     [* * * ]

6. Transmeta LongRun2 * * * Design Guide

     [* * *]

7. Transmeta LongRun2 Circuit Design Guide

     [* * *]

8. Transmeta LongRun2 * * * methodology

     [* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	21	November, 2004

9. Transmeta LongRun2 Transistor Optimization Guidelines

     [* * *]

10. Transmeta * * * Design Guide

     [* * *]

11. Transmeta’s Presentation Materials

•	Instructional text, PowerPoint slides and other presentation materials used in connection with the training classes.

•	Transmeta’s disclosure of Proprietary Information pursuant to that certain Mutual Non-Disclosure Agreement between Transmeta and Fujitsu, dated * * *.

12. Transmeta Technology Training

Transmeta will hold training classes for Fujitsu as soon as can be mutually agreed between the parties, but in no case later than * * * after then Effective Date of this Agreement. Training classes will cover each of the topic areas listed above. Training classes will take no more than * * *.

13. Additional LongRun2 IP Optimized * * *

     Transmeta will provide the following additional IP blocks * * *:

     [* * *]

These IP blocks will be delivered with the following documentation, to the extent reasonable and appropriate:

     [* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	22	November, 2004

EXHIBIT C

Maintenance Services and Fees, Technical Support Services and Fees

This exhibit describes the Maintenance Services and Technical Support Services that Transmeta will provide to Fujitsu pursuant to Section 3.2.

Maintenance Services. Maintenance services to:

(a) evaluate, modify or correct any errors reported by Fujitsu to Transmeta, and

(b) correct or update documentation and/or tangible material, provide bug fixes, or otherwise maintain the Transmeta Technology, not to exceed * * *.

Maintenance Services Fee. The fee for Maintenance Services shall be * * * (which may be changed by mutual agreement between the parties from time to time). Such fee will be due and payable no later than * * *. Fujitsu may request an increase level of Maintenance Services should this not provide sufficient, at an additional rate to be agreed to by the parties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	23	November, 2004

Technical Support Services. Pursuant to Section 3.2, Fujitsu may request technical support services from Transmeta beyond basic Maintenance Services to assist Fujitsu with their implementation of Transmeta Technology. Such services and fees will be mutually agreed to by the parties, and may be modified in writing on a quarterly basis.

Below is a description of certain of the types of projects that Transmeta may perform for Fujitsu as part Technical Support Services, at Fujitsu’s request. The engineering personnel requirements indicated under “Project Description”, the hours indicated under “Estimated * * *” for each such project, and the hourly fee indicated under “Fee * * *” are provided for estimating purposes only and are not binding on Transmeta or Fujitsu and do not affect the quarterly Technical Support Service fee payable by Fujitsu, as specified below. The specific services and deliverables (if any) for each project performed by Transmeta as part of Technical Support Services will be as mutually agreed to by the parties.

Project	Estimated	Fee
Description	* * *	* * *	Total

Consulting on LongRun2 * * *	* * *	* * *

Consulting on * * *	* * *	* * *
* * *

Design of * * *	* * *	* * *
(* * *)

Total	* * *	* * *	* * *

Technical Support Services Fee. The fee for Technical Support Services shall be * * *. Such fee will be due and payable no later than the * * *. Fujitsu may request a different level of Technical Support Services at a rate to be agreed to by the parties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	24	November, 2004

EXHIBIT D

Technology Transfer Service Fees

Technology Transfer Services Fee. Pursuant to Section 3.5, Fujitsu will pay Transmeta a one-time technology transfer services fee of * * *, as follows:

Installment	Due and Payable Date

* * *	within * * * after the execution of this Agreement,

* * *	within * * * after Transmeta’s delivery of all Transmeta Technology Deliverables pursuant to Section 3.1

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	25	November, 2004

EXHIBIT E

Royalties

     Royalty Schedules

     (a) Royalty on Fujitsu-Branded Products. For any Licensed LongRun2 Product sold or Otherwise Disposed Of (defined below) by Fujitsu or a sublicensed Fujitsu Subsidiary as finished goods in assembled form under a Fujitsu or Fujitsu Subsidiary brand, Fujitsu will pay royalties calculated in accordance with the royalty schedule set forth below:

Cumulative Fujitsu-Branded Products	Royalty as * * * [1,2]
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

     Notes to Royalty Schedule

1.	[* * *]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	26	November, 2004

2.	Royalties will be calculated in accordance with the following:

     [* * *].1

Cumulative 8” equivalent	Royalty for 8"	Royalty for 12" or other size wafers[4]
wafers[2,3]	wafers[4]
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *

     Note to Royalty Schedule

1.	[* * *]

2.	[* * *]

3.	[* * *]

4.	[* * *].

5.	[* * *].

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fujitsu / Transmeta Agreement	27	November, 2004